UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 21, 2016

QCR Holdings, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 0-22208

Delaware	42-1397595
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)

3551 Seventh Street
Moline, Illinois 61265

(Address of principal executive offices, including zip code)

(309) 736-3584

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 21, 2016, Lindsay Y. Corby resigned from the board of directors (the “Board”) of QCR Holdings, Inc. (the “Company”), effective immediately. Ms. Corby served on the Board since 2012. Ms. Corby’s resignation was based on a potential future conflict with her role as Chief Financial Officer at another financial institution and did not involve any disagreement with the Company. The Company is appreciative of her years of service to the Board and the unique skill set she brought to the Company. The Board is currently assessing whether it will consider candidates to fill the vacancy created by Ms. Corby’s resignation or eliminate such vacancy by resolving to reduce the size of the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QCR HOLDINGS, INC.

Dated: October 21, 2016	By:	/s/ Todd A. Gipple
Todd A. Gipple
Executive Vice President, Chief Operating Officer and Chief Financial Officer